Fluor Corporation	Brett Turner	Exhibit 99.1
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	864.281.6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS FIRST QUARTER 2025 RESULTS

•“Grow and execute” chapter of Fluor’s strategy launched
•Q1 revenue book to burn ratio of 1.5x
•Accelerated Q1 share repurchases of $142 million; targeting $600 million in repurchases for 2025
•Company maintains 2025 guidance

IRVING, Texas (May 2, 2025) -Fluor Corporation (NYSE: FLR) announced financial results for its first quarter ended March 31, 2025.

"We are well positioned for the grow and execute chapter of our Building a Better Future strategy. As we continue to deliver on our projects and take in quality backlog, we see substantial opportunities for growth in our key markets. Our businesses are focused on organic growth and our core competencies will deliver results that support our customers' needs,” said Jim Breuer, chief executive officer of Fluor. “Today, more than ever, clients can rely on Fluor’s project delivery expertise to help navigate the complexities of the market."

•Q1 2025 Highlights:
◦Revenue of $4.0 billion, up 7% y/y
◦GAAP net loss attributable to Fluor of $241 million; Equity method earnings included $477 million in mark-to-market losses on our investment in NuScale, and a positive adjustment of $84 million to reflect the settlement of a claim on an infrastructure project completed over 12 years ago.
◦Adjusted EBITDA of $155 million, up 76% y/y
◦EPS of ($1.42); adjusted EPS of $0.73, up 55% y/y

◦Consolidated segment profit[1] of $131 million, up 11% y/y
◦Cash and marketable securities at the end of the quarter were $2.5 billion.
◦G&A expenses of $36 million, down 39% y/y reflecting a reduction in performance-based compensation.
•Operating Cash Flow: ($286) million vs ($111) million y/y, reflects increases in working capital on several large projects; full year guidance of $450 - $500 million maintained
•New Awards: New awards totaled $5.8 billion, down 17% y/y; 87% reimbursable
•Backlog: $28.7 billion at 79% reimbursable, down 12.3% y/y from $32.7 billion a year ago; legacy project backlog now at $585 million, down 53% y/y

[1] Non-GAAP Financial Measure. See “Non-GAAP Financial Measures” for additional information.

"Today we are on a much more solid footing financially, supported by a majority reimbursable backlog and a robust outlook for cash generation,” said John Regan, chief financial officer of Fluor. “As we transition to supporting growth in the business over the next strategic planning period, we aim to enhance operating margins through project execution excellence, lean processes, and risk management discipline, all while maintaining our commitment to return capital to shareholders."

Outlook
We are not providing forward-looking guidance for U.S. GAAP net earnings or U.S. GAAP earnings per share, or a quantitative reconciliation of adjusted EBITDA or adjusted EPS guidance, because we are unable to predict with reasonable certainty all of the components required to provide such reconciliation without unreasonable efforts, which are uncertain and could have a material impact on GAAP reported results for the guidance period. See “Non-GAAP Financial Measures” for additional information.
The company is engaging with clients to address the potential impacts of increased economic uncertainty on their projects. Based on our current assessment of our backlog, the performance of our segments and the economic environment, the company is maintaining its adjusted EBITDA guidance for 2025 of $575 to $675 million and adjusted EPS of $2.25 to $2.75 per share. Estimates for 2025 assume a tax rate of 30 to 35% percent. Adjusted EPS and adjusted EBITDA guidance exclude items similar to those outlined in the reconciliation table at the end of this release.

Business Segments

Urban Solutions reported a profit of $70 million in the first quarter compared to $50 million in the first quarter of 2024. Results reflect the significant ramp up of execution activities with the new awards secured over the past 18 months, including several life sciences and metals projects. Revenue for the first quarter increased to $2.2 billion from $1.5 billion a year ago. New awards for the quarter increased to $5.3 billion from $4.9 billion a year ago. Awards for the quarter include a multi-billion dollar EPCM award for a pharmaceutical facility in Indiana and $682 million for the State Highway 6 construction project in Texas. Ending backlog increased 8% to $20.2 billion compared to $18.6 billion a year ago.

Energy Solutions reported a profit of $47 million in the first quarter compared to $68 million in the first quarter of 2024. Results reflect projects nearing completion and a reserve related to a long completed project at our joint venture in Mexico. Revenue for the quarter decreased to $1.2 billion from $1.4 billion a year ago due to a decline in execution activities for several projects nearing completion. New awards in the quarter totaled $315 million, compared to $716 million in the first quarter of 2024. Ending backlog was $6.2 billion compared to $9.3 billion a year ago.

Mission Solutions reported a profit of $5 million in the first quarter compared to $22 million in the first quarter of 2024. Results reflect a reserve of $28 million stemming from a recent ruling on a long-standing claim on a project completed in 2019. Revenue for the first quarter decreased slightly to $597 million from $601 million a year ago. New awards for the quarter totaled $164 million, compared to $1.1 billion in the first quarter of 2024.

Conference Call

Fluor will host a conference call at 8:30 a.m. Eastern on Friday, May 2, which will be webcast live and can be accessed by logging onto investor.fluor.com. The call will also be accessible by telephone at 888-800-3960 (U.S./Canada) or +1 646-307-1852. The conference ID is 4438700.
A replay of the webcast will be available for 30 days.

Non-GAAP Financial Measures
This news release contains discussions of consolidated segment profit (loss) and margin, adjusted net earnings (loss), adjusted EPS and adjusted EBITDA that are non-GAAP financial measures under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests. The company believes that segment profit (loss) provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. Adjusted net earnings (loss) is defined as net earnings (loss) from core operations excluding equity method earnings and the impacts of foreign exchange fluctuations, impairments and certain items that management believes are unrelated to actual normalized operational performance. Net earnings (loss) from core operations is net earnings (loss) attributable to Fluor excluding the results of our remaining Stork and AMECO equipment businesses that are no longer classified as discontinued operations but that continue to be marketed for sale or that have been sold. Adjusted EPS is defined as adjusted net earnings divided by weighted average diluted shares outstanding. Adjusted EBITDA is defined as net earnings from operations before interest, income taxes, depreciation and amortization (EBITDA), further adjusted by the same items excluded from adjusted net earnings. The company believes adjusted net earnings, adjusted EPS and adjusted EBITDA allow investors to evaluate the company’s ongoing earnings on a normalized basis and make meaningful period-over-period comparisons. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation from or a substitute for measures of financial performance prepared in accordance with U.S. GAAP. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures reported by other companies. Reconciliations of consolidated segment profit (loss), adjusted net earnings, adjusted EPS and adjusted EBITDA to the most comparable GAAP measures are included in the press release tables. The company is unable to provide a reconciliation of its adjusted EPS and adjusted EBITDA guidance to the most comparable GAAP measure without unreasonable efforts because it is unable to predict with reasonable certainty all of the components required to provide such reconciliation, including the impact of foreign exchange fluctuations, which are uncertain and could have a material impact on GAAP reported results for the guidance period.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s nearly 27,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $16.3 billion in 2024 and is ranked 265 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has provided engineering, procurement and construction services for more than a century. For more information, please visit www.fluor.com or follow Fluor on Facebook, Instagram, LinkedIn, X and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements, including statements relating to resolution of outstanding claims or lawsuits, strategic and operation plans, future growth, new awards, backlog, earnings, capital allocation plans and the outlook for the company’s business.

Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves and our clients’ vulnerability to poor economic conditions, such as inflation, slow growth or recession, which may result in decreased capital investment and reduced demand for our services; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; the inability to hire and retain qualified personnel; failure of our joint venture or other partners to perform their obligations; the failure of our suppliers, subcontractors and other third parties to adequately perform services under our contracts; cyber-security breaches; possible information technology interruptions; risks related to the use of artificial intelligence and similar technologies; exposure to political and economic risks in different countries, including tariffs and trade policies, geopolitical events and conflicts, civil unrest, security issues, labor conditions and other foreign economic and political uncertainties in the countries in which we do business; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates in preparing our financial statements; GAAP earnings volatility due to recurring fair value measurements of our investment in NuScale; client delays or defaults in making payments; uncertainties, restrictions and regulations impacting our government contracts; the potential impact of certain tax matters; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; failure to adequately protect intellectual property rights; climate change, natural disasters and related environmental issues; increasing scrutiny with respect to sustainability practices; risks related to our indebtedness; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; restrictive covenants contained in the agreements governing our debt; possible limitations on bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 18, 2025. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

SUMMARY OF FINANCIALS AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT (LOSS)(1)

	THREE MONTHS ENDED MARCH 31,
(in millions)	2025		2024
Revenue
Urban Solutions	$2,157		$1,479
Energy Solutions	1,206		1,432
Mission Solutions	597		601
Other	22		222
Total revenue	$3,982		$3,734

Segment profit (loss) $ and margin %
Urban Solutions	$70	3.2%	$50	3.4%
Energy Solutions	47	3.9%	68	4.7%
Mission Solutions	5	0.8%	22	3.7%
Other	9	40.9%	(22)	NM
Total segment profit $ and margin %(1)	$131	3.3%	$118	3.2%

G&A	(36)		(59)
Foreign currency gain (loss)	(13)		12
Interest income (expense), net	17		39
Earnings (loss) attributable to NCI	9		(19)
Earnings before taxes	108		91
Income tax benefit (expense) (including $73 million tax benefit attributable to equity method loss in 2025)	53		(51)
Net earnings before equity method earnings	161		40
Equity method earnings (loss)	(393)		—
Net earnings (loss)	(232)		40
Less: Net earnings (loss) attributable to NCI	9		(19)
Net earnings (loss) attributable to Fluor	$(241)		$59

New awards
Urban Solutions	$5,330		$4,873
Energy Solutions	315		716
Mission Solutions	164		1,145
Other	2		284
Total new awards	$5,811		$7,018

New awards related to projects located outside of the U.S.	10%		27%

(in millions)	March 31, 2025		March 31, 2024
Backlog
Urban Solutions	$20,150		$18,603
Energy Solutions	6,161		9,259
Mission Solutions	2,397		4,389
Other	10		488
Total backlog	$28,718		$32,739

Backlog related to projects located outside of the U.S.	42%		56%
Backlog related to reimbursable projects	79%		80%
(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.

NET EARNINGS EXCLUDING AMOUNTS ATTRIBUTABLE TO EQUITY METHOD EARNINGS

	THREE MONTHS ENDED
(in millions)	March 31, 2025

Earnings before taxes	$108

Income tax benefit	53
Less: Income tax benefit attributable to equity method loss	(73)
Income tax expense and effective tax rate, excluding amount attributable to equity method loss	(20)	19%

Net earnings excluding amount attributable to equity method loss	$88

Equity method loss	$(393)
Income tax benefit and effective tax rate attributable to equity method loss	73	19%
Equity method loss, net of related income tax benefit	$(320)

Net earnings/(loss)	$(232)

SUMMARY OF CASH FLOW INFORMATION

	THREE MONTHS ENDED March 31,
(in millions)	2025	2024
OPERATING CASH FLOW	$(286)	$(111)

INVESTING CASH FLOW
Proceeds from sales and maturities (purchases) of marketable securities	54	(5)
Capital expenditures	(11)	(34)
Proceeds from sale of assets	62	30
Investments in partnerships and joint ventures	(69)	(13)
Investing cash flow	36	(22)

FINANCING CASH FLOW
Repurchase of common stock	(142)	—
Purchase and retirement of debt	(18)	(10)
Other	(3)	(16)
Financing cash flow	(163)	(26)

Effect of exchange rate changes on cash	17	(25)
Increase (decrease) in cash and cash equivalents	(396)	(184)
Cash and cash equivalents at beginning of period	2,829	2,519
Cash and cash equivalents at end of period	$2,433	$2,335

Cash paid during the period for:
Interest	$19	$20
Income taxes (net of refunds)	30	46

RECONCILIATION OF U.S. GAAP NET EARNINGS (LOSS) ATTRIBUTABLE TO FLUOR TO ADJUSTED NET EARNINGS AND U.S. GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE (1)
	THREE MONTHS ENDED MARCH 31,
(In millions, except per share amounts)	2025	2024
Net earnings (loss) attributable to Fluor	$(241)	$59
Exclude: Stork & AMECO businesses marketed for sale or sold	(10)	8
Net earnings (loss) from core operations*	(251)	67
Adjustments: (2)
Equity method loss	393	$—
NuScale expenses	—	31
Embedded foreign currency derivative (gains)/losses	1	(7)
Impact of a court ruling on a long-completed Mission Solutions project (3)	28	—
Impact of reserves taken for a long-completed Energy Solutions project (4)	22	—
Foreign currency (gain) loss	13	(12)
Tax (benefit) expense on above items	(81)	2
Adjusted net earnings	$125	$81

Diluted EPS	$(1.42)	$0.34
Adjusted EPS	$0.73	$0.47

*Core operations excludes the results of our now-divested Stork and AMECO businesses.

(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.

(2) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(3) Reflects the impact to reduce working capital to estimated net recoverable value resulting from a recent ruling on a long-standing claim on a project that completed in 2019.

(4) Reflects the impact to reduce balance sheet exposure for a joint venture project in Mexico completed in 2019.

RECONCILIATION OF U.S. GAAP NET EARNINGS (LOSS) ATTRIBUTABLE TO FLUOR TO ADJUSTED EBITDA (1)
	THREE MONTHS ENDED MARCH 31,
(in millions)	2025	2024

Net earnings (loss) attributable to Fluor	$(241)	$59
Interest income, net	(17)	(39)
Tax (benefit) expense	(53)	51
Equity method loss	393	—
Depreciation & amortization	18	18
EBITDA	$100	$89

Adjustments: (2)
Stork & AMECO businesses marketed for sale or sold	$(9)	$(13)
Impact of a court ruling on a long-completed Mission Solutions project (3)	28	—
Impact of reserves taken for a long-completed Energy Solutions project (4)	22	—
Embedded foreign currency derivative (gains)/losses	1	(7)
NuScale expenses	—	31
G&A: Foreign currency (gain) loss	13	(12)
Adjusted EBITDA	$155	$88

(1) Certain amounts in tables may not total or agree back to the financial statements due to immaterial rounding differences.

(2) We exclude earnings impacts for litigation outcomes, claims, settlements or associated damages from adjusted earnings when they are significant in magnitude, non-routine and do not represent on-going normal operations.

(3) Reflects the impact to reduce working capital to estimated net recoverable value resulting from a recent ruling on a long-standing claim on a project that completed in 2019.

(4) Reflects the impact to reduce balance sheet exposure for a joint venture project in Mexico completed in 2019.